                                                             EX. -99.906CERT(i)

                                 CERTIFICATIONS

I, Richard F. Curcio, Chairman of the Board and President of The Valiant Fund,. (the "Registrant"), certify to the best of my knowledge:

(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 10/31/03                            /s/ Richard F. Curcio
                                          --------------------------------------
                                          Richard F. Curcio
                                          Chairman of the Board and President

                                                            EX. -99.906CERT(ii)

                                 CERTIFICATIONS

I, Denis R. Curcio, Treasurer of The Valiant Fund (the "Registrant"), certify to the best of my knowledge:

(3) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 10/31/03                            /s/ Denis R. Curcio
                                          --------------------------------------
                                          Denis R. Curcio
                                          Treasurer